UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2009

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32877 (Commission File Number)	13-4172551 (IRS Employer Identification No.)

2000 Purchase Street Purchase, New York (Address of principal executive offices)	10577 (Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of

Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2009, MasterCard Incorporated (the “Company”) announced that, effective February 20, 2009 (the “Effective Date”), Tara Maguire, Controller and principal accounting officer, would change roles and become Group Executive, Corporate Planning and Financial Analysis. The Company also announced that it had appointed Melissa Ballenger as Controller and principal accounting officer of the Company and of MasterCard International Incorporated (“MasterCard International”), effective as of the Effective Date.

Ms. Ballenger, age 38, served as Senior Vice President—Controller and Principal Accounting Officer of Washington Mutual, Inc. from March 2007 until October 2008 (following the acquisition by JP Morgan Chase & Co. of the banking operations of Washington Mutual) and Senior Vice President—Assistant Controller from August 2006 until March 2007. From February 2003 until August 2006, Ms. Ballenger worked for Freddie Mac, most recently as Vice President of Valuation Accounting, Policy and Analysis and prior to that, as Vice President of Accounting Policy.

In accordance with the terms of an employment offer letter between MasterCard International and Ms. Ballenger, dated January 30, 2009 and effective as of the Effective Date, Ms. Ballenger:

•	serves as Controller of the Company and is employed at will by the Company;

•	receives an annual base salary of $325,000;

•

will receive a lump sum cash sign-on award of $325,000, payable shortly after the Effective Date, of which: (1) 100% of the award is subject to repayment by Ms. Ballenger within 30 days of her termination of employment, if her employment ends for any reason other than position elimination, death or disability within 12 months of commencing employment and (2) 50% of the award is subject to repayment by Ms. Ballenger within 30 days of her termination of employment, if her employment ends for any reason other than position elimination, death or disability between 12 and 24 months of commencing employment;

•	is eligible to participate in the Company’s 2006 Long Term Incentive Plan (the “LTIP”) and will receive, in the first quarter of 2009, a grant for the 2009 cycle of $225,000 under the LTIP; and

•

is eligible to participate in the Company’s or MasterCard International’s employee compensation or benefit plans and programs as may be generally made available to other employees of the Company or MasterCard International at her level, including the MasterCard International Annual Incentive Compensation Plan and severance plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: February 20, 2009	By	/s/ Noah J. Hanft

Noah J. Hanft General Counsel and Corporate Secretary